Exhibit 10.5
EXECUTION
FIRST LIEN SENIOR PLEDGE AND SECURITY AGREEMENT
dated as of March 5, 2010
of
POSTROCK ENERGY SERVICES CORPORATION
(F/K/A QUEST RESOURCE CORPORATION)
in favor of
ROYAL BANK OF CANADA,
AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT
PURSUANT TO
AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF NOVEMBER 15, 2007
AMONG
QUEST CHEROKEE, LLC
AS
AS BORROWER,
QUEST ENERGY PARTNERS, L.P.,
AS GUARANTOR,
ROYAL BANK OF CANADA,
AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT,
KEYBANK NATIONAL ASSOCIATION,
AS DOCUMENTATION AGENT
AND
LENDERS PARTY THERETO
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FIRST LIEN SENIOR PLEDGE AND SECURITY AGREEMENT
(PostRock Energy Services Corporation)
     THIS FIRST LIEN SENIOR PLEDGE AND SECURITY AGREEMENT (herein referred to as this “Security Agreement”) is executed as of March 5, 2010, by POSTROCK ENERGY SERVICES CORPORATION (f/k/a QUEST RESOURCE CORPORATION), a Nevada corporation (“Debtor”), whose address is 210 Park Avenue, Suite 2750, Oklahoma City, Oklahoma 73102, for the benefit of ROYAL BANK OF CANADA (in its capacity as “Administrative Agent” and “Collateral Agent” for the Lenders (hereafter defined)), as “Secured Party,” whose address is Royal Bank Plaza, P.O. Box 50, 200 Bay Street, 12th Floor, South Tower, Toronto, Ontario M5J 2W7.
RECITALS
     A. Pursuant to that certain Amended and Restated Credit Agreement dated November 15, 2007, as amended by a First Amendment to Amended and Restated Credit Agreement dated as of April 15, 2008, Second Amendment to Amended and Restated Credit Agreement dated as of October 28, 2008, Third Amendment to Amended and Restated Credit Agreement dated as of May 29, 2009, Fourth Amendment to Amended and Restated Credit Agreement dated as of June 30, 2009, and Fifth Amendment to Amended and Restated Credit Agreement dated as of December 17, 2009 (as the same may hereafter be amended, supplemented and restated, the “Credit Agreement”), among QUEST CHEROKEE, LLC, a Delaware limited liability company (“Borrower”), Quest Energy Partners, L.P., a Delaware limited partnership, as guarantor, the various financial institutions that are, or may from time to time become, parties thereto (individually a “Lender” and collectively the “Lenders”), Royal Bank of Canada, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) and KeyBank National Association, as documentation agent, the Lenders made Revolving Loans for the account of the Borrower.
     B. Borrower entered into that certain Second Lien Senior Term Loan Agreement dated July 11, 2008, as amended by a First Amendment to Second Lien Senior Term Loan Agreement dated as of October 28, 2008, Second Amendment to Second Lien Senior Term Loan Agreement dated as of June 30, 2009 and Third Amendment to Second Lien Senior Term Loan Agreement dated as of December 17, 2009 (as amended, restated, replaced, supplemented or modified from time to time, the “Second Lien Credit Agreement”), by and among the Borrower, Quest Energy Partners, L.P., as guarantor, the lenders party thereto from time to time, Royal Bank of Canada, as administrative agent and as collateral agent (together with its permitted successors and assigns, in such capacity, “Second Lien Collateral Agent”), KeyBank National Association, as syndication agent, and Société Générale, as documentation agent.
     C. Borrower, the Second Lien Collateral Agent, Secured Party and certain other parties thereto have entered into an Intercreditor Agreement, dated as of July 11, 2008, as amended and restated by that certain Amended and Restated Intercreditor and Collateral Agency Agreement dated as of June 18, 2009 among Borrower, Second Lien Collateral Agent, Secured Party, Royal Bank of Canada, as collateral agent and BP Corporation North America, Inc. (as amended, restated, replaced, supplemented or modified from time to time, the “Intercreditor Agreement”).
     D. Debtor has agreed to guarantee the obligations of the Borrower under the Credit Agreement and to pledge the Collateral (as hereafter defined) hereunder.
     E. Debtor has also entered into that certain Pledge and Security Agreement, dated as of even date herewith (as amended, restated, replaced, supplemented or modified from time to time, the “Second Lien Pledge Agreement”), by and between Debtor and the Second Lien Collateral Agent, pursuant to which Debtor has granted a second, junior and subordinate Lien (as defined in the Second Lien Credit
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Agreement) to the Second Lien Collateral Agent for the benefit of the Secured Parties (as defined in the Second Lien Credit Agreement) on the Collateral to secure Borrower’s Obligations (as defined in the Second Lien Credit Agreement) under the Credit Documents (as defined in the Second Lien Credit Agreement).
     F. Debtor has duly authorized the execution, delivery and performance of this Security Agreement.
     G. It is in the best interests of Debtor to execute a Guaranty of the Obligations as herein defined and this Security Agreement.
     H. This Security Agreement is integral to the transactions contemplated by the Loan Documents, and the execution and delivery of this Security Agreement is required under the terms of the Credit Agreement.
     ACCORDINGLY, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor and Secured Party hereby agree as follows:
ARTICLE I
Definitions and References
     Section 1.1. References to Credit Agreement. The terms, conditions, and provisions of the Credit Agreement are incorporated herein by reference, the same as if set forth herein verbatim, which terms, conditions, and provisions shall continue to be in full force and effect hereunder so long as the Lenders are obligated to lend under the Credit Agreement and thereafter until the Obligations are paid and performed in full (except as provided in Sections 10.01(d) and 10.01(e) of the Credit Agreement).
     Section 1.2. Certain Definitions. Unless otherwise defined herein, or the context hereof otherwise requires, each term defined in the Credit Agreement or in the UCC is used in this Security Agreement with the same meaning; provided that, if the definition given to such term in the Credit Agreement conflicts with the definition given to such term in the UCC, the definition in the Credit Agreement shall control to the extent legally allowable; and if any definition given to such term in Chapter 9 of the UCC conflicts with the definition given to such term in any other chapter of the UCC, the Chapter 9 definition shall prevail.
     Section 1.3. Certain Definitions. Definitions in this Security Agreement
     The following terms have the following meanings unless otherwise indicated:
     “Administrative Agent” has the meaning specified in Recital A.
     “Borrower” has the meanings specified in Recital A.
      “Collateral” means, with respect to Debtor, all property described in Section 2.1 in which Debtor has any right, title or interest.
     “Collateral Agent” has the meaning specified in Recital A.
     “Credit Agreement” has the meaning specified in Recital A.
     “Debtor” has the meaning specified in the preamble.
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     “Intercreditor Agreement” has the meaning specified in Recital C.
     “Issuer” has the meaning specified in Section 2.1.
     “Lender” and “Lenders” have the meanings specified in Recital A.
     “Pledged Equity” has the meaning specified in Section 2.1.
     “Prior Lien Release” has the meaning specified in Section 3.1(f).
     “QRC Credit Agreement” has the meaning specified in Section 3.1(f).
     “Second Lien Collateral Agent” has the meaning specified in Recital B.
     “Second Lien Credit Agreement” has the meaning specified in Recital B.
     “Second Lien Pledge Agreement” has the meaning specified in Recital E.
     “Secured Obligations” means all Obligations (as defined in the Credit Agreement).
     “Secured Party” has the meaning specified in the preamble.
     “Securities Act” means the Securities Act of 1933.
     “Security Agreement” has the meaning specified in the preamble.
     “UCC” means the Uniform Commercial Code in effect in the State of New York from time to time; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
ARTICLE II
Security Interest
     Section 2.1. Grant of Security Interest (a). As collateral security for the payment and performance of all Secured Obligations, Debtor pledges, collaterally assigns and grants to Secured Party a continuing security interest in all right, title and interest of Debtor in and to Debtor’s 100% limited liability company interest in PostRock MidContinent Production, LLC, a Delaware limited liability company (the “Issuer”), successor by merger with Quest Energy GP, LLC, a Delaware limited liability company, and the successor by conversion and name change of Quest Energy Partners, L.P., a Delaware limited partnership, whether such equity interest is now owned or existing or hereafter acquired or arising, whether such equity is a General Intangible or a security, all equity that it may acquire in the future that is issued by Issuer and all proceeds of the foregoing (collectively, the “Pledged Equity”).
     Section 2.2. Secured Obligations Secured.
     (a) The security interest created hereby in the Collateral secures the payment and performance of all Secured Obligations.
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     (b) Without limiting the generality of the foregoing, this Security Agreement secures, as to Debtor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by any Loan Party (as defined in the Credit Agreement) to any of the Secured Parties (as defined in the Credit Agreement) under the Loan Documents (as defined in the Credit Agreement) but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.
     (c) Notwithstanding any other provision of this Security Agreement, the liability of Debtor hereunder and under each other Loan Document to which it is a party shall be limited to the maximum liability that Debtor may incur without rendering this Security Agreement and such other Loan Documents subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any applicable state or federal law.
ARTICLE III
Representations and Warranties
     Section 3.1. Representations and Warranties. Debtor represents and warrants to Secured Party as follows:
     (a) Each representation and warranty made by Debtor in any other Loan Document is correct.
     (b) Debtor has and will have at all times the right, power and authority to grant to Secured Party as provided herein a security interest in the Collateral, free and clear of any Lien, except for Permitted Liens after giving effect to the Prior Lien Release. This Security Agreement creates a valid and binding security interest in favor of Secured Party in the Collateral, securing the Secured Obligations.
     (c) With respect to Pledged Equity:
     (i) All units constituting Pledged Equity have been duly authorized and validly issued, and, as applicable, are fully paid and non-assessable, and were not issued in violation of the preemptive rights of any Person or of any agreement by which Debtor or the Issuer is bound.
     (ii) All documentary, stamp or other taxes or fees owing in connection with the issuance, transfer or pledge of any Pledged Equity (or rights in respect thereof) have been paid.
     (iii) No restriction or condition exists with respect to the transfer, voting or capital of any Pledged Equity.
     (iv) Issuer has no outstanding subscription agreement, option, warrant or convertible security outstanding or any other right outstanding pursuant to which any Person (as defined in the Credit Agreement) would be entitled to have issued to it units of ownership interest in Issuer.
     (v) Debtor has taken or concurrently herewith is taking all actions necessary to perfect Secured Party’s security interest in Pledged Equity, including making any registration, filing or notice that may be necessary or advisable under Articles 8 or 9 of the Uniform Commercial Code as in effect in the jurisdiction in which the Issuer of such Pledged Equity was organized, and no other Person has any such registration, filing or notice in effect with respect to the Pledged Equity.
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     (vi) Debtor has delivered a correct and complete copy of the Issuer’s limited liability company agreement to Secured Party.
     (vii) Neither the execution, delivery or performance of this Security Agreement nor the exercise of any right or remedy of Secured Party hereunder will cause a default under any agreement in respect of Pledged Equity to which Debtor or Issuer is a party or otherwise adversely affect or diminish any Pledged Equity.
     (viii) Debtor’s rights under any agreement in respect of Pledged Equity are enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights.
     (d) The Pledged Equity constitutes all equity interests in the Issuer owned by Debtor as of the date hereof. Debtor has delivered to Secured Party all certificates evidencing such Pledged Equity, duly indorsed, or accompanied by unit powers duly indorsed, in blank for transfer.
     (e) Debtor is a corporation and is organized under the laws of the State of Nevada, which is Debtor’s location pursuant to the UCC. Debtor does not presently conduct business under any name except the name in which it has executed this Security Agreement, which is the exact name that appears in Debtor’s organizational documents. Debtor’s only other name during the five year period prior to the date of this Security Agreement was Quest Resource Corporation.
     (f) Debtor has good and marketable title to the Collateral, free and clear of all Liens, except (i) for the security interest created by this Security Agreement, (ii) the second, junior and subordinate Lien granted in favor of the Second Lien Collateral Agent pursuant to the terms of the Second Lien Pledge Agreement, and (iii) Permitted Liens. No effective financing statement or other registration or instrument similar in effect covering any Collateral is on file in any recording office except (i) any that have been filed in favor of Secured Party relating to this Security Agreement, (ii) financing statements covering the Collateral previously filed against Debtor by Royal Bank of Canada, as administrative agent and collateral agent for certain lenders party to a Second Amended and Restated Credit Agreement dated as of September 11, 2009 among Debtor, as borrower, Royal Bank of Canada, as administrative agent and collateral agent, and the lenders party thereto (as the same may hereafter be amended, supplemented and restated, the “QRC Credit Agreement”) to perfect a security interest in the Pledged Equity which security interest in the Pledged Equity has been released, discharged and terminated of even date herewith (the “Prior Lien Release”), which Prior Lien Release is part of the value and consideration received by Debtor in exchange for the Lien granted hereby in the Collateral and (iii) financing statements covering the Collateral filed against Debtor by the Second Lien Collateral Agent.
     (g) Neither the ownership or intended use of the Collateral by Debtor, nor the grant of the security interest by Debtor to Secured Party hereunder:
     (i) conflicts with:
     (A) any domestic or foreign Law,
     (B) any organizational document of Debtor or the Issuer; or
     (C) any agreement, judgment, license, order or permit applicable to or binding upon Debtor or the Issuer, or
     (ii) results in or requires the creation of any Lien, charge or encumbrance upon any asset of Debtor.
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     (h) There is no condition precedent to the effectiveness of this Security Agreement that has not been satisfied or waived.
     (i) Debtor has, independently and without reliance upon Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Security Agreement and each other Loan Document to which it is or is to be a party, and Debtor has established adequate means of obtaining from each other Person liable for any of the Secured Obligations on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of each other Person liable for any of the Secured Obligations.
     (j) The direct or indirect value of the consideration received and to be received by Debtor in connection herewith, including, without limitation, the Prior Lien Release, is reasonably worth at least as much as the liability of Debtor hereunder and under each other Loan Document to which Debtor is a party, and the incurrence of such liability in return for such consideration may reasonably be expected to benefit Debtor, directly or indirectly. Debtor is not “insolvent” on the date hereof (that is, the sum of Debtor’s absolute and contingent liabilities, including its obligations hereunder and under each other Loan Document to which Debtor is a party, does not exceed the fair market value of Debtor’s assets). Debtor’s capital is adequate for the businesses in which Debtor is engaged and intends to be engaged. Debtor has not incurred (whether hereby or otherwise), nor does Debtor intend to incur or believe that it will incur, debts that will be beyond its ability to pay as such debts mature. All balance sheets, earning statements, financial data and other information concerning Debtor that have been furnished to Secured to induce it to accept this Security Agreement (or otherwise furnished to Secured Party in connection with the transactions contemplated hereby or associated herewith) fairly represent the financial condition of Debtor as of the dates and the results of Debtor’s operations for the periods for which the same are furnished. None of such balance sheets, earnings and cash flow statements, financial data and other information contains any untrue statement of a material fact or omits to state any material fact that is necessary to make any statements contained therein not misleading.
ARTICLE IV
Covenants
     Section 4.1. General Covenants. Debtor will at all times perform and observe the covenants contained in the Credit Agreement that are applicable to Debtor for so long as any Secured Obligation is outstanding. In addition, Debtor will, so long as this Security Agreement shall be in effect, perform and observe the following:
     (a) Without limitation of any other covenant herein, Debtor shall not cause or permit any change in its name, identity or organizational structure, or any change to its jurisdiction of organization, unless Debtor shall have first:
     (i) notified Secured Party of such change at least 30 days prior to the effective date of such change (or such shorter notice as Secured Party may approve),
     (ii) taken all action requested by Secured Party (under the following subsection (b) or otherwise) for the purpose of further confirming and protecting Secured Party’s security interest and rights under this Security Agreement and the perfection and priority thereof, and
     (iii) if requested by Secured Party, provided to Secured Party a legal opinion to Secured Party’s satisfaction confirming that such change shall not adversely affect Secured Party’s
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security interest and rights under this Security Agreement or the perfection or priority of such security interest.
In any notice delivered pursuant to this subsection, Debtor will expressly state that the notice is required by this Security Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of Secured Party’s security interest in the Collateral.
     (b) Debtor will, at its expense and as from time to time requested by Secured Party, promptly execute and deliver all further instruments, agreements, filings and registrations, and take all further action, in order:
     (i) to confirm and validate this Security Agreement and Secured Party’s rights and remedies hereunder,
     (ii) to correct any error or omission in the description herein of the Secured Obligations or the Collateral or in any other provision hereof,
     (iii) to perfect, register and protect the security interest and rights created or purported to be created hereby or to maintain or upgrade in rank the priority of such security interests and rights,
     (iv) to enable Secured Party to exercise and enforce its rights and remedies hereunder, or
     (v) otherwise to give Secured Party the full benefits of the rights and remedies described in or granted under this Security Agreement.
As part of the foregoing, Debtor will, whenever requested by Secured Party:
     (A) execute (as applicable) and file any financing statement, continuation statement or other filing or registration relating to Secured Party’s security interest and rights hereunder, and any amendment thereto, and
     (B) mark its books and records relating to any Collateral to reflect that such Collateral is subject to this Security Agreement and the security interests hereunder.
     (c) Debtor will:
     (i) Maintain good and marketable title to all Collateral, free and clear of all Liens and not grant or allow any such Lien to exist except for (i) the security interest created by this Security Agreement, (ii) Permitted Liens and (iii) Liens in favor of the Second Lien Collateral Agent securing the Obligations (as defined in the Second Lien Credit Agreement).
     (ii) Not allow to remain in effect, and cause to be terminated, any financing statement or other registration or instrument similar in effect covering any Collateral, except (i) any that has been filed in favor of Secured Party relating to this Security Agreement, (ii) any in favor of the Second Lien Collateral Agent securing the Obligations (as defined in the Second Lien Credit Agreement) and (iii) Permitted Liens.
     (iii) Defend Secured Party’s right, title and special property and security interest in and to the Collateral against the claims of any Person.
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     (d) Debtor shall not take any action that would, or fail to take any action if such failure would, impair the enforceability, perfection or priority of Secured Party’s security interest in any Collateral.
     Section 4.2. Covenants Relating Specifically to the Nature of the Collateral. Debtor will, for so long as any Secured Obligation is outstanding, perform and observe the following:
     (a) If Debtor shall at any time hold or acquire any certificated security evidencing Collateral, Debtor will forthwith endorse, assign, and deliver the same to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify.
     (i) If any security evidencing Collateral now or hereafter acquired by Debtor is uncertificated and is issued to Debtor or its nominee directly by the issuer thereof, Debtor shall immediately notify Secured Party of such issuance and, pursuant to an agreement in form and substance satisfactory to Secured Party, cause the issuer thereof to agree to comply with instructions from Secured Party as to such security, without further consent of Debtor or such nominee, or take such other action as Secured Party may approve in order to perfect Secured Party’s security interest in such security.
     (ii) If any security, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by Debtor and evidencing Collateral, is held by Debtor or its nominee through a securities intermediary, Debtor shall immediately notify Secured Party thereof, and, at Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to Secured Party, either:
     (A) cause such securities intermediary to agree to comply with entitlement orders or other instructions from Secured Party to such securities intermediary as to such securities or other Investment Property, in each case without further consent of Debtor or such nominee, or
     (B) in the case of financial assets or other Investment Property held through a securities intermediary, arrange for Secured Party to become the entitlement holder with respect to such Investment Property, with Debtor being permitted to exercise rights to withdraw or otherwise deal with such Investment Property.
Subsections (A) and (B) above shall not apply to any financial asset credited to a Securities Account for which Secured Party is the securities intermediary or commodity intermediary.
     (iii) Debtor shall not permit any Pledged Equity that is an equity interest in a limited liability company or a limited partnership and that is a General Intangible to become Investment Property unless it shall have given Secured Party at least 30-days’ prior notice (or such shorter notice as Secured Party may approve) and shall have taken such steps as Secured Party shall request in connection with the perfection or priority of Secured Party’s security interest therein as provided in subsections (i) and (ii) above.
     (iv) Debtor shall not:
     (A) adjust, settle, compromise, amend or modify any right in respect of any Pledged Equity or any agreement relating thereto;
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     (B) permit the creation of any additional equity interest in the Issuer, unless immediately upon creation the same is pledged to Secured Party pursuant hereto to the extent necessary to give Secured Party a first-priority security interest in such Pledged Equity after such creation that is in the aggregate at least the same percentage of such Pledged Equity as was subject hereto before such issue, whether such additional interest is presently vested or will vest upon the payment of money or the occurrence or non-occurrence of any other condition; or
     (C) enter into any agreement, other than the Loan Documents or the QRC Credit Agreement and any document relating to the QRC Credit Agreement, creating, or otherwise permit to exist, any restriction or condition upon the transfer or exercise of any rights in respect of any Pledged Equity, including any restriction or condition upon the transfer, voting or control of any Pledged Equity.
ARTICLE V
Voting and Distribution Rights in Respect Of Pledged Equity
     Section 5.1. Voting Rights. Debtor shall be entitled to exercise all voting and other consensual rights pertaining to the Pledged Equity or any part thereof for any purpose; provided that Debtor shall not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of any Pledged Equity or on Secured Party’s security interest or the value thereof; and provided further that, upon the occurrence and during the continuance of an Event of Default, upon notice from Secured Party to Debtor, all rights to exercise or refrain from exercising the voting and other consensual rights that Debtor would otherwise be entitled to exercise shall cease and all such rights shall thereupon become vested in Secured Party, which thereupon shall have the sole right to exercise or refrain from exercising such voting and other consensual rights.
     Section 5.2. Dividend Rights While No Event of Default Exists. Debtor shall be entitled to receive and retain all dividends, interest and other distributions paid in respect of the Pledged Equity if and to the extent that the payment thereof is not otherwise prohibited by the Loan Documents; provided that:
     (a) all dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Equity;
     (b) all dividends and other distributions paid or payable in cash in respect of any Pledged Equity in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus; and
     (c) all cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Equity, shall be, and shall be forthwith delivered to Secured Party to hold as, Collateral and shall, if received by Debtor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Debtor and be forthwith delivered to Secured Party as Pledged Equity in the same form as so received (with any necessary indorsement).
     Section 5.3. Actions by Secured Party. Secured Party will execute and deliver (or cause to be executed and delivered) to Debtor all such proxies and other instruments as Debtor may reasonably request for the purpose of enabling Debtor to exercise the voting and other rights that it is entitled to
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exercise pursuant to Section 5.1 above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to Section 5.2 above.
     Section 5.4. Rights While an Event of Default Exists. Upon the occurrence and during the continuance of an Event of Default:
     (a) All rights of Debtor to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 5.2 shall automatically cease, and all such rights shall thereupon become vested in Secured Party, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Equity such dividends, interest and other distributions.
     (b) All dividends, interest and other distributions that are received by Debtor contrary to subsection (a) above shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Debtor and shall be forthwith paid over to Secured Party as Pledged Equity in the same form as so received (with any necessary indorsement).
ARTICLE VI
Remedies, Powers and Authorizations
     Section 6.1. Normal Provisions Concerning the Collateral.
     (a) Debtor irrevocably authorizes Secured Party at any time and from time to time to file, without the signature of Debtor, in any jurisdiction any amendments to existing financing statements and any initial financing statements and amendments thereto that:
     (i) indicate the nature of the Collateral;
     (ii) contain any other information required for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any organization identification number issued to Debtor; and
     (iii) properly effectuate the transactions described in the Loan Documents, as determined by Secured Party in its discretion.
Debtor will furnish any information described in items (i) – (iii) above to Secured Party promptly upon request. A carbon, photographic or other reproduction of this Security Agreement or any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction by Secured Party. Debtor ratifies and approves all financing statements heretofore filed by or on behalf of Secured Party in any jurisdiction in connection with the transactions contemplated hereby.
     (b) Debtor appoints Secured Party as Debtor’s attorney in fact and proxy, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time in Secured Party’s discretion, to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement including any action or instrument:
     (i) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral;
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     (ii) to receive, indorse and collect any drafts or other Instruments or Documents with respect to any Collateral;
     (iii) to enforce any obligations included in the Collateral; and
     (iv) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of Debtor or Secured Party with respect to any Collateral.
Such power of attorney and proxy are coupled with an interest, are irrevocable, and are to be used by Secured Party for the sole benefit of the Secured Parties.
     (c) If Debtor fails to perform any agreement or obligation contained herein, Secured Party may, but shall have no obligation to, itself perform, or cause performance of, such agreement or obligation, and the expenses of Secured Party incurred in connection therewith shall be payable by Debtor under Section 6.6.
     (d) If any Collateral in which Debtor has granted a security interest hereunder is at any time in the possession or control of any warehouseman, bailee or any of Debtor’s agents, Debtor shall, upon the request of Secured Party, notify such warehouseman, bailee or agent of Secured Party’s rights hereunder and instruct such Person to hold all such Collateral for Secured Party’s account subject to Secured Party’s instructions. No such request by Secured Party shall be deemed a waiver of any provision hereof that was otherwise violated by such Collateral being held by such Person prior to such instructions by Debtor.
     (e) Secured Party shall have the right, at any time in its discretion and without notice to Debtor, to transfer to or to register in the name of Secured Party or any of its nominees any Pledged Equity, subject only to the revocable rights specified in Section 5.1(a). Debtor shall forthwith, after its execution and delivery hereof, cause all Pledged Equity in which it has an interest on the date hereof to be registered in the name of Secured Party or such of Secured Party’s nominees as Secured Party shall direct, and, upon Debtor’s acquisition of any interest in any Pledged Equity in the future, forthwith cause the same to be so registered, in each case subject only to the revocable rights specified in Section 5.1(a).
     (f) Anything herein to the contrary notwithstanding:
     (i) Debtor shall remain liable to perform all duties and obligations under the agreements included in the Collateral to the same extent as if this Security Agreement had not been executed.
     (ii) The exercise by Secured Party of any right hereunder shall not release Debtor from any duty or obligation under any agreement included in the Collateral.
     (iii) Secured Party shall not have any obligation or liability under the agreements in respect of the Collateral by reason of this Security Agreement or any other Loan Document, nor shall Secured Party be obligated to perform any duty or obligation of Debtor thereunder or take any action to collect or enforce any claim for payment assigned hereunder.
     Section 6.2. Event of Default Remedies. If an Event of Default shall have occurred and be continuing, Secured Party may from time to time in its discretion, without limitation and without notice except as expressly provided below:
     (a) Exercise in respect of the Collateral, in addition to any other right and remedy provided for herein, under the other Loan Documents, or otherwise available to it, all the rights and remedies of a
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secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and any other applicable law.
     (b) Require Debtor to, and Debtor will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it (together with all books, records and information of Debtor relating thereto) available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties.
     (c) Prior to the disposition of any Collateral:
     (i) to the extent permitted by applicable Law, enter, with or without process of law and without breach of the peace, any premises where any Collateral is or may be located, and without charge or liability to Secured Party seize and remove such Collateral from such premises,
     (ii) have access to and use the Company’s books, records, and information relating to the Collateral, and
     (iii) store or transfer any Collateral without charge in or by means of any storage or transportation facility owned or leased by Debtor, process, repair or recondition any Collateral or otherwise prepare it for disposition in any manner and to the extent Secured Party deems appropriate and, in connection with such preparation and disposition, use without charge any copyright, trademark, trade name, patent or technical process used by Debtor.
     (d) Reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure.
     (e) Dispose of, at its office, on the premises of Debtor or elsewhere, any Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (but that the sale of any Collateral shall not exhaust Secured Party’s power of sale, and sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Secured Obligations have been paid and performed in full), and at any such sale it shall not be necessary to exhibit any Collateral.
     (f) Buy (or allow Secured Party to buy) Collateral, or any part thereof, at any public sale.
     (g) Buy (or allow Secured Party to buy) Collateral, or any part thereof, at any private sale if any Collateral is of a type customarily sold in a recognized market or is of a type that is the subject of widely distributed standard price quotations.
     (h) Apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Debtor consents to any such appointment.
     (i) Comply with any applicable state or federal Law requirement in connection with a disposition of Collateral and such compliance shall not be considered to affect adversely the commercial reasonableness of any sale of Collateral.
     (j) Sell Collateral without giving any warranty, with respect to title or any other matter.
     (k) To the extent notice of sale shall be required by law with respect to Collateral, at least 10-days’ notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification; provided that, if Secured Party fails in any respect to give such notice, its liability for such failure shall be limited to the liability (if any) imposed on it by law under the UCC. Secured Party shall not be obligated to make any sale of Collateral regardless of notice
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of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
     Section 6.3. Application of Proceeds. If an Event of Default shall have occurred and be continuing, any cash held by or on behalf of Secured Party and all cash proceeds received by or on behalf of Secured Party in respect of any sale of, collection from, or other realization upon any Collateral may, in the discretion of Secured Party, be held by Secured Party as collateral for, and/or then or at any time thereafter applied in whole or in part by Secured Party against, any Secured Obligation, in the following manner:
     (a) First, subject to the terms of the Intercreditor Agreement and Credit Agreement to Secured Party for any amounts then owing to Secured Party for costs or expenses incurred by Secured Party in connection therewith.
     (b) Second, subject to the terms of the Intercreditor Agreement and Credit Agreement paid to Secured Party, as agent for the Secured Parties (as defined in the Credit Agreement), in repayment of the Secured Obligations.
     (c) Third, any surplus of such cash or cash proceeds held by or on the behalf of Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the Debtor or to whatever Person may be lawfully entitled to receive such surplus.
     Section 6.4. Deficiency. If the proceeds of any sale, collection or realization of or upon the Collateral of Debtor by Secured Party are insufficient to pay all Secured Obligations and all other amounts to which Secured Party is entitled, Debtor shall be liable for the deficiency, together with interest thereon as provided in the Loan Documents or (if no interest is so provided) at such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees of any attorneys employed by Secured Party to collect such deficiency. Collateral may be sold at a loss to Debtor, and Secured Party shall have no liability or responsibility to Debtor for such loss. Debtor acknowledges that a private sale may result in less proceeds than a public sale.
     Section 6.5. Private Sales of Pledged Equity. Secured Party may deem it impracticable to effect a public sale of any Pledged Equity and may determine to make one or more private sales of such Pledged Equity to a restricted group of purchasers that will be obligated to agree, among other things, to acquire the same for their own account, for investment and not with a view to the distribution or resale thereof. Any such private sale may be at a price and on other terms less favorable to the seller than the price and other terms that might have been obtained at a public sale. Any such private sale nevertheless shall be deemed to have been made in a commercially reasonable manner, and Secured Party shall not have any obligation to delay sale of any such Pledged Equity for the period of time necessary to permit their registration for public sale under the Securities Act. Any offer to sell any such Collateral that has been:
     (i) publicly advertised on a bona-fide basis in a newspaper or other publication of general circulation in the financial communities of New York, New York, Houston, Texas and Oklahoma City, Oklahoma (to the extent that such an offer may be so advertised without prior registration under the Securities Act), or
     (ii) made privately in the manner described above to not less than 15 bona-fide offerees,
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shall be deemed to involve a “public disposition” under Chapter 9.610(c) of the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and Secured Party may bid for such Collateral.
     Section 6.6. Indemnity and Expenses. In addition to, but not in qualification or limitation of, any similar obligations under other Loan Documents:
     (a) Debtor will indemnify Secured Party and each of its Affiliates (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Debtor arising out of, in connection with, or as a result of (i) the execution or delivery of this Security Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Debtor, and regardless of whether any Indemnitee is a party thereto. THE FOREGOING INDEMNIFICATION WILL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE OR IN PART BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY INDEMNITEE, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Debtor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Debtor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
     (b) Debtor will upon demand pay to Secured Party the amount of all reasonable out-of-pocket costs and expenses, including the reasonable fees, charges and disbursements of Secured Party’s counsel and of any experts and agents, that Secured Party may incur in connection with:
     (i) the preparation, negotiation, execution, delivery and administration of this Security Agreement or any modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby shall be consummated) of this Security Agreement and the perfection and preservation of this security interest created under this Security Agreement;
     (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral;
     (iii) the exercise or enforcement or protection of any right of Secured Party hereunder; or
     (iv) the failure by Debtor to perform or observe any of the provisions hereof.
     Section 6.7. Non-Judicial Remedies. In granting to Secured Party the power to enforce its rights hereunder without prior judicial process or judicial hearing, to the extent permitted by applicable Law, Debtor waives, renounces and knowingly relinquishes any legal right that might otherwise require Secured Party to enforce its rights by judicial process and confirms that such remedies are consistent with
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the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm’s length. Secured Party may, however, in its discretion, resort to judicial process.
     Section 6.8. Limitation on Duty of Secured Party in Respect of Collateral. Beyond the exercise of reasonable care in the custody thereof, Secured Party shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or as to the preservation of rights against prior parties or any other rights pertaining thereto. Secured Party shall be deemed to have exercised reasonable care in the custody of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property, and Secured Party shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Secured Party in good faith.
ARTICLE VII
Miscellaneous
     Section 7.1. Notices. Any notice or communication required or permitted hereunder shall be given in writing or by electronic transmission, sent in the manner provided in the Credit Agreement, if to Secured Party, to the address set forth in the Credit Agreement and for Debtor, to the address specified in the preamble to this Security Agreement, or to such other address or to the attention of such other individual as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given as provided in the Credit Agreement for notices given thereunder.
     Section 7.2. Amendments and Waivers. Except as provided in Section 7.3, no amendment of this Security Agreement shall be effective unless it is in writing and signed by Debtor and Secured Party, and no waiver of this Security Agreement or consent to any departure by Debtor herefrom shall be effective unless it is in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for that given and to the extent specified in such writing. In addition, all such amendments and waivers shall be effective only if given with the necessary approvals required in the Credit Agreement.
     Section 7.3. Preservation of Rights. No failure on the part of Secured Party to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of Secured Party provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by Law or otherwise.
     Section 7.4. Severability. Any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
     Section 7.5. Survival. Each representation and warranty, covenant and other obligation of Debtor herein shall survive the execution and delivery of this Security Agreement, the execution and delivery of any other Loan Document and the creation of the Secured Obligations.
     Section 7.6. Binding Effect and Assignment. This Security Agreement shall:
     (a) be binding on Debtor and its successors and permitted assigns, and
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     (b) inure, together with all rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns.
Without limiting the generality of the foregoing, Secured Party may (except as otherwise provided in any Loan Document) pledge, assign or otherwise transfer any right under any Loan Document to any other Person, and such other Person shall thereupon become vested with all benefits in respect thereof granted herein or otherwise. No right or duty of Debtor hereunder may be assigned or otherwise transferred without the prior written consent of Secured Party.
     Section 7.7. Release of Collateral; Termination.
     (a) Upon any sale, lease, transfer or other disposition of any Collateral of Debtor in accordance with the Loan Documents, Secured Party will, at Debtor’s expense, execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence the release of such Collateral from the assignment and security interest granted hereby; provided that:
     (i) at the time of such request and such release no Default shall have occurred and be continuing,
     (ii) Debtor shall have delivered to Secured Party, at least 10 Business Days prior to the date of the proposed release (or by such lesser notice as Secured Party may approve), a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a form of release for execution by Secured Party and a certificate of Debtor to the effect that the transaction is in compliance with the Loan Documents and such other matters as Secured Party may request, and
     (iii) if any Loan Document provides for any application of the proceeds of any such sale, lease, transfer or other disposition, or any payment to be made, in connection therewith, such proceeds shall have been applied or payment made as provided therein.
     (b) Upon, and only upon the indefeasible payment and satisfaction in full in cash of the Secured Obligations, this Security Agreement and the security interest created hereby shall terminate, all rights in the Collateral shall revert to Debtor and Secured Party, at a Debtor’s request and at its expense, will:
     (i) return to Debtor such of Debtor’s Collateral in Secured Party’s possession as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and
     (ii) execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination.
     (c) No Debtor is authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection with this Security Agreement without the prior written consent of Secured Party, subject to Debtors’ rights under Chapters 9.509(d)(2) and 9.518 of the UCC. Notwithstanding the foregoing, Section 6.6 shall survive the termination of this Security Agreement.
     Section 7.8. Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of New York.
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     Section 7.9. Final Agreement. This Security Agreement and the other Loan Documents represent the final agreement between the parties hereto and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties hereto. There are no unwritten oral agreements between the parties hereto.
     Section 7.10. Counterparts; Facsimile. This Security Agreement may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Security Agreement by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Security Agreement.
     Section 7.11. Acceptance by Secured Party. By its acceptance of the benefits hereof, Secured Party shall be deemed to have agreed to be bound hereby and to perform any obligation on its part set forth herein.
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Signature page follows.
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     IN WITNESS WHEREOF, Debtor has executed and delivered this Security Agreement as of the date first-above written.

DEBTOR:	POSTROCK ENERGY SERVICES CORPORATION, a Nevada corporation
	By:	/s/ David C. Lawler
David C. Lawler
Chief Executive Officer and President

Signature Page
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